                                                                    EXHIBIT 99.8

                                    FORM OF

                           LYONDELL CHEMICAL COMPANY

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                           TENDER OF ALL OUTSTANDING

                         9 7/8% SENIOR SECURED NOTES,
                              SERIES B, DUE 2007
                          IN EXCHANGE FOR REGISTERED
                         9 7/8% SENIOR SECURED NOTES,
                              SERIES B, DUE 2007

     This form, or one substantially equivalent hereto, must be used by a holder to accept the Exchange Offer of Lyondell Chemical Company (the "Issuer"), Lyondell Chemical Worldwide, Inc. and Lyondell Chemical Nederland, Ltd. (together, the "Subsidiary Guarantors") and to tender outstanding unregistered
9 7/8% Senior Secured Notes, Series B, Due 2007 (the "Outstanding Notes") to The Bank of New York, as exchange agent (the "Exchange Agent") pursuant to the guaranteed delivery procedures described in "The Exchange Offers--Guaranteed
Delivery Procedures" of the prospectus dated          , 1999 (the "Prospectus")
and in Instruction 2 to the related Letter of Transmittal. Any holder who wishes to tender Outstanding Notes pursuant to such guaranteed delivery procedures must ensure that the Exchange Agent receives this Notice of Guaranteed Delivery, properly completed and duly executed, prior to the Expiration Date (as defined below) of the Exchange Offer. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

     THIS NOTICE OF GUARANTEED DELIVERY PERTAINS ONLY TO THE ISSUER'S OFFER TO EXCHANGE ITS 9 7/8% SENIOR SECURED NOTES, SERIES B, DUE 2007. THE ISSUER IS CONCURRENTLY MAKING SEPARATE, INDEPENDENT OFFERS TO EXCHANGE ITS UNREGISTERED
9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 10 7/8% SENIOR SUBORDINATED NOTES DUE 2009 FOR A LIKE KIND AND PRINCIPAL AMOUNT OF ITS REGISTERED 9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 10 7/8% SENIOR SUBORDINATED NOTES DUE 2009, RESPECTIVELY. HOLDERS ALSO HOLDING THE ISSUER'S 9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 10 7/8% SENIOR SUBORDINATED NOTES DUE 2009 WHO WISH TO PARTICIPATE IN THE SEPARATE, INDEPENDENT EXCHANGE OFFERS RELATING TO SUCH NOTES WILL NEED TO COMPLETE AND RETURN THE APPLICABLE DOCUMENTATION RELATING TO SUCH NOTES.

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON ______________________, 1999, UNLESS EXTENDED (THE "EXPIRATION DATE").
OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR THE EXCHANGE OFFER.

                 The Exchange Agent for the Exchange Offer is:

                              THE BANK OF NEW YORK

                              By Mail (registered or
      By Courier:          certified mail recommended):          By Hand:

  THE BANK OF NEW YORK         THE BANK OF NEW YORK          101 BARCLAY ST.
    101 BARCLAY ST.        101 BARCLAY ST., FLOOR 7E    CORPORATE TRUST SERVICES
CORPORATE TRUST SERVICES       NEW YORK, NY  10286                WINDOW
        WINDOW                 ATTN:  REORG. DEPT.             GROUND LEVEL
      GROUND LEVEL                                         NEW YORK, NY  10286
   NEW YORK, NY  10286                                      ATTN:  REORG. DEPT.
   ATTN:  REORG. DEPT.

            By Facsimile Transmission (eligible institutions only):

                                 (212) 815-4699

                       Attn:
                            --------------------------

                             Confirm by Telephone:
                                 (212) 815-2742


     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. THE INSTRUCTIONS ACCOMPANYING THIS NOTICE OF GUARANTEED DELIVERY SHOULD BE READ CAREFULLY BEFORE THE NOTICE OF GUARANTEED DELIVERY IS COMPLETED.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE IN THE BOX PROVIDED ON THE LETTER OF TRANSMITTAL FOR GUARANTEE OF SIGNATURES.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Issuer, in accordance with the Issuer's offer, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, receipt of which is hereby acknowledged, the principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offers--Guaranteed Delivery Procedures" and in Instruction 2 of the Letter of Transmittal.

     THIS NOTICE OF GUARANTEED DELIVERY PERTAINS ONLY TO THE ISSUER'S OFFER TO EXCHANGE ITS 9 7/8% SENIOR SECURED NOTES, SERIES B, DUE 2007. THE ISSUER IS CONCURRENTLY MAKING SEPARATE, INDEPENDENT OFFERS TO EXCHANGE ITS UNREGISTERED
9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 10 7/8% SENIOR SUBORDINATED NOTES DUE 2009 FOR A LIKE KIND AND PRINCIPAL AMOUNT OF ITS REGISTERED 9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 10 7/8% SENIOR SUBORDINATED NOTES DUE 2009, RESPECTIVELY. HOLDERS ALSO HOLDING THE ISSUER'S 9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 10 7/8% SENIOR SUBORDINATED NOTES DUE 2009 WHO WISH TO PARTICIPATE IN THE SEPARATE, INDEPENDENT EXCHANGE OFFERS RELATING TO SUCH NOTES WILL NEED TO COMPLETE AND RETURN THE APPLICABLE DOCUMENTATION RELATING TO SUCH NOTES.

     The undersigned hereby tenders the Outstanding Notes listed below:


                                    Certificate Number(s) (if known)
                                    of Outstanding Notes or Account        Aggregate Principal      Aggregate Principal
  Title of Series                   Number at the Book-entry Facility       Amount Represented         Amount Tendered
------------------                  ---------------------------------      -------------------      --------------------

Lyondell Chemical Company
 9 7/8% Senior Secured
 Notes, Series B, Due 2007

                           PLEASE SIGN AND COMPLETE


---------------------------------------   -------------------------------------

---------------------------------------   -------------------------------------
Name(s) of Registered Holder(s)           Signature of Registered Holder(s) or
                                          Authorized Signatory

---------------------------------------


---------------------------------------
Address
                                          Dated                         , 1999
---------------------------------------        -------------------------
Area Code and Telephone Number(s)

          THIS NOTICE OF GUARANTEED DELIVERY MUST BE SIGNED BY THE REGISTERED HOLDER(S) OF OUTSTANDING NOTES EXACTLY AS THE NAME(S) OF SUCH PERSON(S) APPEAR(S) ON CERTIFICATES FOR OUTSTANDING NOTES OR ON A SECURITY POSITION LISTING AS THE OWNER OF OUTSTANDING NOTES, OR BY PERSON(S) AUTHORIZED TO BECOME HOLDER(S) BY ENDORSEMENTS AND DOCUMENTS TRANSMITTED WITH THIS NOTICE OF GUARANTEED DELIVERY. IF SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, SUCH PERSON MUST PROVIDE THE FOLLOWING INFORMATION:

                      Please print name(s) and address(es)

Name(s):

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Capacity:

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Address(es):

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                                   GUARANTEE

                    (Not to be used for signature guarantee)

          The undersigned, a firm which is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or is a commercial bank or trust company having an office or correspondent in the United States, or is otherwise an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, hereby guarantees deposit with the Exchange Agent of the Letter of Transmittal (or facsimile thereof or agent's message in lieu thereof), together with the Outstanding Notes tendered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at the DTC described in the Prospectus under the caption "The Exchange Offers--Book-entry Transfer" and in the Letter of Transmittal) and any other required documents, all by 5:00 p.m., New York City time, within five New York Stock Exchange trading days following the Expiration Date for such series.


Name of Firm:
             ----------------------------   -------------------------------
                                            (Authorized Signature)

Address:                                    Name:
        ---------------------------------        --------------------------
                  (Include Zip Code)        Title:
                                                  -------------------------
                                                    (Please Type or Print)
Area Code and Telephone Number:

-----------------------------------------   Date:                    , 1999
                                                 --------------------

     DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

     1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery (or facsimile hereof or an agent's message and Notice of Guaranteed Delivery in lieu hereof) and any other documents required by this Notice of Guaranteed Delivery with respect to the Outstanding Notes must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date of the Exchange Offer.
THE METHOD OF DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY AND ANY OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE EXCHANGE AGENT. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail, holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to ensure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

     THIS NOTICE OF GUARANTEED DELIVERY PERTAINS ONLY TO THE ISSUER'S OFFER TO EXCHANGE ITS 9 7/8% SENIOR SECURED NOTES, SERIES B, DUE 2007. THE ISSUER IS CONCURRENTLY MAKING SEPARATE, INDEPENDENT OFFERS TO EXCHANGE ITS UNREGISTERED
9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 10 7/8% SENIOR SUBORDINATED NOTES DUE 2009 FOR A LIKE KIND AND PRINCIPAL AMOUNT OF ITS REGISTERED 9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 10 7/8% SENIOR SUBORDINATED NOTES DUE 2009, RESPECTIVELY. HOLDERS ALSO HOLDING THE ISSUER'S 9 5/8% SENIOR SECURED NOTES, SERIES A, DUE 2007 AND 10 7/8% SENIOR SUBORDINATED NOTES DUE 2009 WHO WISH TO PARTICIPATE IN THE SEPARATE, INDEPENDENT EXCHANGE OFFERS RELATING TO SUCH NOTES WILL NEED TO COMPLETE AND RETURN THE APPLICABLE DOCUMENTATION RELATING TO SUCH NOTES.

     2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by the registered holder(s) of the Outstanding Notes referred to herein, the signature(s) must correspond exactly with the name(s) written on the face of the Outstanding Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a participant of the DTC whose name appears on a security position listing as the owner of the Outstanding Notes, the signature must correspond with the name shown on the security position listing as the owner of the Outstanding Notes.

     If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a person other than the registered holder(s) of any Outstanding Notes listed or a participant of the DTC, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name(s) of the registered holder(s) appear(s) on the Outstanding Notes or signed as the name(s) of the participant shown on the DTC's security position listing.

     If this Notice of Guaranteed Delivery (or facsimile hereof) is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Exchange Agent of such person's authority to so act.

     3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus and this Notice of Guaranteed Delivery may be directed to the Exchange Agent at the address set forth on the cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.